RIMAGE CORPORATION
             COMPUTATION OF NET EARNINGS PER SHARE OF COMMON STOCK

Net earnings per common share is determined by dividing the net earnings by the weighted average number of shares of common stock and common share equivalents outstanding. The following is a summary of the weighted average common shares outstanding and common share equivalents:

                                            Three months ended               Six months ended
                                                 June 30,                        June 30,
                                           1997           1996             1997           1996
                                         ---------      ---------        ---------      ---------
Shares Outstanding at
   beginning of period                   3,084,500      3,069,000        3,084,500      3,051,000

Common stock issued in stock
   option exercise                               0         15,500                0         33,500
                                         ---------      ---------        ---------      ---------
Shares Outstanding at
   end of period                         3,084,500      3,084,500        3,084,500      3,084,500
                                         =========      =========        =========      =========

   Weighted average shares
      of common stock outstanding        3,084,500      3,073,253        3,084,500      3,064,937
                                         =========      =========        =========      =========

Common stock equivalents                   750,353        397,453          750,353        397,453

   Weighted average shares of
      common stock equivalents              19,347         19,708           25,895         43,183
                                         =========      =========        =========      =========
Weighted average shares of
   common stock and
   stock equivalents                     3,103,847      3,092,961        3,110,395      3,108,120
                                         =========      =========        =========      =========

Net earnings (loss)                       $406,050      ($897,359)        $421,080      ($849,884)
                                         =========      =========        =========      =========

   Net earnings (loss) per share             $0.14         ($0.29)           $0.15         ($0.27)
                                         =========      =========        =========      =========